EXHIBIT 10.17


                            DATED 28th November 2000
                            ------------------------






                     (1) eDiets British Virgin Islands Inc.

                                       and

                            (2) eDiets Europe Limited

                   -------------------------------------------

                          TECHNOLOGY LICENCE AGREEMENT

                   -------------------------------------------







                        Mason Hayes & Curran, Solicitors
                              6 Fitzwilliam Square
                                    Dublin 2
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THIS AGREEMENT dated 28th day of November, 2000

BETWEEN

(1) eDiets British Virgin Islands Inc. a company incorporated in the British Virgin Islands with registered number 417438 having its registered office at P.O. Box 3340, Road Town, Tortola, British Virgin Islands (hereinafter "eDiets" which expression shall include its successors and permitted assigns), and

(2) eDiets Europe Limited a company incorporated in Ireland with registered number 329476, having its registered office at 49 Lower Dorset Street, Dublin 1 which expression shall include its successors and permitted assigns (hereinafter "the Company").

RECITALS:

1. By an agreement dated 28th November, 2000, ("the Joint Venture Agreement") the Shareholders (as therein defined) agreed to invest in and operate the Company as a joint venture subject to the terms of the Joint Venture Agreement.

2.       eDiets is the proprietor of the Technology (as hereinafter defined).

3. The Company is desirous of obtaining a licence of the Technology for the purposes of the Business (as hereinafter defined).

4. eDiets agrees that in consideration of Unislim, eDiets.com Inc. and the Company entering into the Joint Venture Agreement, eDiets will grant a licence to the Company to use the Technology subject to and upon the terms and conditions hereinafter appearing.

IT IS HEREBY AGREED AS FOLLOWS:

1.       Definitions and Interpretation.

1.1 In this Agreement and the Recitals, where the context to admits, the following words and expressions shall have the following meanings:


         "Agreement"                         means this Technology Licence
                                             Agreement.

         "Business"                          means the business of the Company
                                             as described in Clause 4 of the
                                             Joint Venture Agreement and such
                                             other business as the Shareholders
                                             may agree from time to time (in
                                             accordance with Clause 5 of the
                                             Joint Venture Agreement) should be
                                             carried on by the Company;

         "Confidential Information"          means all confidential information
                                             as specified in clause 9 below.


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         "Copyright"                         Means the copyright specified in
                                             Schedule 1 hereto.

         "Effective Date"                    Means the date of this Agreement.

         "Holding Company"                   means a Holding Company as defined
                                             by Section 155 of the Companies
                                             Act, 1963 or a parent undertaking
                                             as defined by the European
                                             Communities (Companies Group
                                             Accounts) Regulations, 1992.

         "Improvements"                      Means all improvements,
                                             enhancements, advancements,
                                             modifications, revisions, changes
                                             or alterations in or to the
                                             Technology.

         "Intellectual Property Rights
         or IPR" Means all Intellectual Property Rights of eDiets in the Technology including without limitation applications, Patents, inventions,
                                             Improvements, Trade Marks, design
                                             rights, Copyright, database rights
                                             (whether or not any of these is
                                             registered and including any
                                             applications for registration of
                                             any such rights), Know-How,
                                             confidential information and trade
                                             secrets and all rights or forms for
                                             the protection of a similar nature
                                             or having similar effect to any of
                                             these which may exist anywhere in
                                             the world.

         "Joint Venture Agreement"           Means the Joint Venture Agreement
                                             dated the 28th day of November,
                                             2000 between Unislim Ireland
                                             Limited, eDiets.com Inc. and the
                                             Company.

         "Know How"                          Means know-how or experience
                                             whether patentable or not including
                                             but not limited to all design or
                                             manufacturing techniques, operating
                                             instructions, machinery designs,
                                             raw materials or products
                                             specifications, drawings, blue
                                             prints and any other technical and
                                             commercial information relating to
                                             research, design, development,
                                             manufacture, assembly use or sale
                                             belonging to eDiets;

         "Patents"                           Means the patent(s) and patent
                                             applications specified in Schedule
                                             1 hereto;


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         "Subsidiary Company"                means a Subsidiary company as
         (or Subsidiary in its plural form)  defined by Section 155 of the
                                             Companies Act, 1963 or a Subsidiary
                                             undertaking as defined by the
                                             European Communities (Companies
                                             Group Accounts) Regulations, 1992;

         "Trade Marks"                       Means the trade mark applications
                                             specified in Schedule 1 hereto;

         "Technology"                        Means the Patents, Trade Marks,
                                             Know How and Copyright and trade
                                             secrets including those specified
                                             in Schedule 1 hereto and all
                                             Intellectual Property Rights
                                             therein, which for the avoidance of
                                             doubt shall include all future
                                             technology developed by eDiets or
                                             eDiets.com Inc. relating to the
                                             Business;

         "Term"                              Means the term specified in clause
                                             10.1;

         "Territory"                         Means the Territory set out in
                                             Clause 3.1 (b)-(d) inclusive of
                                             the Joint Venture Agreement;

1.2 Words and expressions defined in the Joint Venture Agreement shall, unless the context otherwise requires, have the same meaning when used herein.

1.3 Save as otherwise provided herein, any references in this Agreement to clauses or paragraphs are references to the clauses or paragraphs of this Agreement unless the context otherwise admits or so requires.

1.4 Words such as hereunder, hereof and herein and other words commencing with here shall unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular clause hereof.

1.5 References to the singular shall include the plural and vice versa and reference to any gender shall include other genders.

1.6 The headings to the clauses in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

1.7 This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original, all such counterparts together constituting as one and the same instrument.

1.8 Amendments to or modifications of this Agreement may be made only by mutual agreement of all parties in writing and shall be subject to whatever approvals or appropriate authorities as may be required by law.


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1.9      A waiver by either party of any breach by any other party of any other terms, provisions or conditions of this Agreement or the acquiescence of such party and any act (whether by commission or omission) which but for such acquiescence would be a breach as aforesaid shall not constitute a general waiver of such term, provision or condition or of any subsequent act contrary thereto.

1.10 This Agreement shall not constitute any party, the legal representative, partner or agent of the other parties or any of them nor (save as expressly provided in this Agreement) shall any party or any successor of any party have the right or authority to assume, create or incur any liability or obligation of any kind express or implied against or in the name of or on behalf of any other party.

1.11 This Agreement or the benefit hereof may not be assigned by the Company in whole or in part without the prior and mutual written consent of eDiets.

1.12 This Agreement and all rights and obligations hereunder shall for all purposes be treated and construed as being separate and apart from any other agreement or agreements or any rights or obligations thereunder save only insofar as the express provision requires to the contrary.

1.13 The parties hereto enter this Agreement as principals for and on their own behalf.

1.14 This Agreement represents the entire of the understanding of the parties concerning the subject matter hereof and overrides and supersedes all prior promises, representations, undertakings, understandings, arrangements, agreements, side letters or heads of agreement concerning the same which are hereby revoked by mutual consent of the parties.

1.15 The Agreement shall become effective only upon the same being executed by or on behalf of all parties hereto.

1.16 References to "liability", unless the context otherwise requires includes claims, demands, proceedings, damages, losses, costs and expenses.

1.17 Any reference to any Act includes all amendments, re-enactments and secondary legislation.

2.       Conditions Precedent

2.1 This Agreement is wholly conditional upon and no rights or obligations shall arise for any of the parties hereto until such time as the Joint Venture Agreement has been executed by the parties thereto.


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3.       Agreement

3.1 eDiets as legal and beneficial owner of the Technology and subject to the terms of this Agreement, grants to the Company a royalty free licence to use the Technology during the Term of this Agreement, subject to the following conditions:

         3.1.1 the licence shall be an exclusive licence to use the Technology in relation to the Business in the Territory;

         3.1.2 ownership of the Technology and all Intellectual Property Rights thereto shall vest in eDiets at all times;

         3.1.3 the Company shall not be entitled to grant or authorize sub-licences of the Technology except to a Subsidiary or a Holding Company of the Company;

         3.1.4 without prejudice to the generality of the foregoing, eDiets reserves all rights under the Technology outside of the Business and outside of the Territory.

3.2 Know How. eDiets shall make available to the Company such Know How as eDiets is at liberty to disclose and as may be reasonably required by the Company to operate the business in the Territory but eDiets shall be under no obligation to attend at the premises of the Company for this purpose or to respond to subsequent requests for information or assistance from the Company.

4.       Obligations of the Company.

The Company hereby agrees, undertakes and warrants with eDiets for the benefit of eDiets as follows:

4.1 to refrain from using the Technology and Improvements outside of the Territory.

4.2 to provide eDiets with copies of all communications to and from regulatory authorities in the Territory relating to the Technology.

5.       Improvements.

5.1      Unless otherwise agreed in writing between the parties:

         5.1.1 any Improvement developed or discovered exclusively by or for eDiets, shall belong exclusively to eDiets. Both parties hereby agree that the Company shall be automatically entitled to a licence to use any Improvement in connection with the Business, subject to the terms of clause 3.1;

         5.1.2 any technology developed or discovered exclusively by or for the Company and which is developed independently of the Technology and which is unique to and used for the purposes of the Business, shall belong to the Company. The Company hereby undertakes to furnish eDiets with full information regarding all such technology developed by the Company. Both parties hereby agree that eDiets shall automatically be granted a royalty free licence to any such technology the subject matter of this Clause 5.1.2;


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         5.1.3    any Improvement developed or discovered by eDiets and the
                  Company jointly, shall belong exclusively to eDiets. Both parties hereby undertake to furnish the other party with full information regarding all Improvements developed by the other party in connection with the Business. The Company shall be automatically entitled to a licence to use any such Improvement in connection with the Business, subject to the terms of clause 3.1.

5.2 For the avoidance of doubt, both parties hereby agree that the Company shall be entitled to a licence to use any Improvement in connection with the Business, subject to the terms of clause 3.1.

6.       Warranties

6.1      eDiets warrants to the Company that:

         6.1.1 it has the necessary right and authority to enter into this Agreement; and,

         6.1.2 it is not aware of any claim by any third party in the territory to any right or title in or to the technology;

         6.1.3 to the knowledge of eDiets it is the legal and beneficial owner of all of the technology with the exception of patent (ref. no. application 60/087,028 "Method and systems for Instore Marketing") which is held under licence and eDiets is authorized to sub-licence such patent to the Company in accordance with this Agreement; and

         6.1.4 to the knowledge of eDiets, the Technology represents all of the core technology used by eDiets.com Inc in the operation of the eDiets.com website.

6.2 Except as expressly set forth above, the Technology is licenced "as is" without warranty of any kind, and no other warranties, either expressed or implied are made with respect to the Technology, including but not limited to any implied warranties of merchantability, fitness for a particular purpose, or any other warranties that may arise from usage of trade or course of dealing. eDiets expressly disclaims any warranties not stated herein. All terms, warranties, representations and conditions whether made orally or implied by circumstances, custom, contract, statute, in equity or at common law are hereby excluded. Without prejudice to the foregoing, all terms implied pursuant to Sections 13 to 15 of the Sale of Goods Act, 1893 and 1980 are hereby excluded and the parties agree that this is fair and reasonable. All implied terms as to the supply of services pursuant to Section 39 of the Sale of Goods and Supply of Services Act, 1980 are hereby excluded.

6.3 No other Warranties by eDiets: The Company acknowledges that, in entering into this Agreement, it does not do so in reliance on any representation or warranty other than those expressly made by eDiets in clause 6.1, and any conditions, warranties or other terms implied by statute or common law are excluded from this Agreement to the fullest extent permitted by law. Without prejudice to the generality of the foregoing, nothing in this Agreement or the Licence granted hereunder shall be construed as:


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         6.3.1    a representation or warranty that any of the Patent
                  applications comprised from time to time in the Technology will proceed to grant or that any patents granted pursuant to those applications will be valid;

         6.3.2 a representation or warranty that any of the Trade Mark applications will be registered or that any trade marks registered pursuant to those applications will be valid;

         6.3.3 a representation or warranty that the Technology licenced hereunder does not constitute an infringement of any intellectual property rights of any third party;

         6.3.4 a representation or warranty that the Technology, Improvements or any other information communicated by eDiets to the Company under or in connection with this Agreement will enable the Company to carry on the Business;

         6.3.5 imposing any obligation on eDiets to bring or prosecute actions or proceedings against third parties for infringement or to defend any action or proceedings for revocation; or

         6.3.6 imposing any liability on eDiets in the event that any third party supplies similar services in any country.

6.4      The Company warrants to eDiets that:

         6.4.1 it has the necessary right and authority to enter into this Agreement and to carry out the Business;

         6.4.2 to the best of the knowledge of the Company, any Improvements resulting from this Agreement or other technology it develops pursuant to Clause 5.1.2 above shall not infringe intellectual property rights owned by any third party anywhere in the Territory .

7.       Intellectual Property Rights.

7.1      Both parties hereby acknowledge that:

         7.1.1 all Intellectual Property Rights in the Technology and all Improvements to the Technology vests in and belongs to eDiets absolutely.

7.2 The Company shall at the request and expense of eDiets do all things necessary, execute such deeds and documents and provide all such assistance to enable eDiets to obtain and maintain the benefit of all Intellectual Property Rights referred to in clause 7.1 and the Company acknowledges that it will not be entitled to any further compensation or remuneration in respect of the performance of its obligations under this clause 7 save as may be provided for by law.


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7.3      Infringement of Technology.

         7.3.1 eDiets shall have no liability for any claim that the Technology infringes the intellectual property rights of any third party and makes no indemnity in this regard.

         7.3.2 Both Parties shall immediately notify each other of any suspected, potential, actual or threatened infringements or other unauthorized use of the Technology or any third party inventions similar thereto which comes to their attention or any attempts to challenge the Company's right to use the Technology in the Territory so long as this Agreement shall remain in force.

         7.3.3 eDiets shall have no liability for any claim that eDiets lacks right, title and interest to the Technology based on the Company's modification or combination of the Technology with third party intellectual property, if such claim would have been avoided had the Technology not been modified, combined or integrated with third party technology. The Company agrees, at its own expense, to defend eDiets and hold him harmless against any suit, claim or proceeding arising under this clause 7.3.3.

8.       Limitation of Liability.

8.1 Except for the provisions of clause 8.2 below neither party shall be liable to the other for any direct, special, indirect, incidental, exemplary, punitive or consequential damages and expenses, including but not limited to whether occasioned by the act, breach, omission, default or negligence of the other party, its employees and contractors and sub-contractors, and shall include without limitation, lost profits, lost savings, economic loss, business interruption, lost business information, loss of use or data, loss of savings or anticipated savings, loss of investments, loss of goodwill, loss of reputation or cost of capital or loss or extra administrative cost whether or not foreseeable, flowing from any one event or series of connected events arising out of or in connection with this Agreement howsoever that liability arises, including without limitation, breach of contract, tort, misrepresentation or arising from statute, indemnity or otherwise.

8.2 Nothing in this Agreement shall exclude or limit the liability of either party for death or personal injury caused by negligence.

9.       Confidential Treatment of Information.

9.1 For the purposes of this Agreement, "Confidential Information" shall include:

         9.1.1 All information of whatever nature relating to the Technology and the Improvements which has been or is disclosed by eDiets to the Company or to which the Company has been given access, whether in oral, written, graphic, photographic, digital, binary, electronic or paper or in any other form whatsoever, howsoever stored.

9.2      The provisions of clause 9.3 do not apply to:


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         9.2.1    Confidential Information which at the time of disclosure to the Company is within the public domain;

         9.2.2 Confidential Information which after such disclosure comes into the public domain (otherwise and by reason of a breach of any of the undertakings in paragraph 9.3 below); or

         9.2.3 Confidential Information which was lawfully in the possession of the Company prior to its being furnished to the Company by or on behalf of eDiets as evidenced by the written records of the Company provided that such information was not bound by a Confidentiality Agreement or other obligation of secrecy in respect thereof.

9.3 In consideration of Confidential Information being made available to the Company, the Company will procure that:

         9.3.1 use of the Confidential Information by the Company will only occur for purposes relating to this Agreement only;

         9.3.2 the Company will treat and safeguard as private and confidential all the Confidential Information received at any time by the Company from eDiets. This clause shall remain in force after expiration or termination of this Agreement;

         9.3.3 the Company shall not at any time without the prior written consent of eDiets disclose or reveal the Confidential Information to any other person or party whatsoever, other than the officers, employees, advisors and agents of the Company or authorized third parties who are required in the course of their duties to receive and consider the same and who shall be required by the Company to observe the same restrictions on the use and disclosure of the Confidential Information as are contained in this confidentiality clause.

9.4 The Company shall make known without delay to eDiets any improper disclosure on the part of the employee or customer of the Company or any other person which may come to the Company's knowledge.

10.      Term and Termination

10.1 Subject to the provisions of clause 10.2 below, the licence shall remain in force for the term of the Joint Venture Agreement only.

10.2 eDiets or the Company shall be entitled by notice in writing to the other, but without prejudice to any other rights or remedies of either party in respect of any matter or event which shall have arisen or taken place prior to such notice, to terminate this Agreement:

         10.2.1 If any material representation or warranty made by the other herein or in any report, statement, certificate or other instrument delivered under or pursuant to this Agreement or any of the Agreements or in connection with any provision


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                  of any of such shall prove to have been false or breached in any material respect on the date as of which made;

         10.2.2 by reason of a material breach, default, non-performance or non-observance by the other party of any other provisions, terms or obligations herein and on the other party's part to be performed and observed, which the terminating party has required the other party by notice in writing to remedy (such notice specifying the relevant terms, provisions, or obligations and stating the intention of the terminating party to terminate this Agreement pursuant to this clause 10.2.2 and the other party has not within thirty (30) days of such notice remedied (whether such breach is capable of remedy or not);

         10.2.3 if the other party becomes insolvent, unable to pay its debts as they fall due within the meaning of section 214 of the Companies Act, 1963 or makes any arrangement or composition with its creditors or passes a resolution or any Court shall make an Order that the Company shall be wound up (save and excepting only a member's winding up for the purposes of reconstruction or amalgamation to which the other party has been approved in writing prior to such) or if an Examiner, Receiver or a Manager is appointed over the whole or any part of its assets, or if circumstances shall arise which entitle a Court or a creditor to appoint a Receiver or Manager or to make a winding up Order or the Company suffers or undergoes any analogous process to the above.

10.3     Consequences of Termination.

         10.3.1 On termination or expiry of this Agreement, all rights granted in favor of the Company shall cease except and to the extent expressly provided otherwise under the terms of this Agreement.

         10.3.2 Upon termination, the Company hereby undertakes to deliver up to eDiets all copies of all Technology and all Improvements thereto cease all use of Confidential Information and deliver up all Confidential Information furnished under this Agreement within 30 (30) days of termination of this Agreement.

11.      General Provisions.

11.1 Force Majeure. Neither party shall be responsible or liable for any failure or delay or consequence thereof in the performance of any of its obligations in this Agreement owing to fire, strike, lock-out, industrial dispute, delay in transport, shortage of fuel, inability to obtain materials, embargo, act, refusal of licence, demand or requirement of any Government or any Government department or agency or of any local authority or of a consequence of war or of hostilities or armed conflict (whether war be declared or not) or to any other cause whatsoever beyond the party's reasonable control or the after effects of any of the foregoing and whether same take place or have effect in Ireland or elsewhere. If any such delay occurs, then (unless the cause thereof shall frustrate or render impossible or illegal the performance of this Agreement or shall otherwise discharge the same) the period for the party to perform its obligations hereunder shall be extended by such period (not limited to the length of the delay) as the party may reasonably require to complete such performance.


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11.2     Notices. Notices and other communications to the parties to this
         Agreement required or permitted hereunder shall be deemed duly given upon being transmitted by facsimile to the correct facsimile number of any party or one day after being left at the address of the party to which it is given or seven days after it has been posted by prepaid registered post to the party to which it is to be given at its address hereinbefore set out or such other address as such party shall have previously communicated by notice to the party giving such first mentioned notice or other communication.

11.3 Severability. If any provision of this Agreement is agreed by the parties to be illegal, void or unenforceable under any law that is applicable hereto or if any court or arbitrator of competent jurisdiction in a final decision so determines, this Agreement shall continue in force save that such provision shall be deemed to be deleted herefrom with effect from the date of such agreement or as declared by a decision of the said court or arbitrator or such earlier date as the parties may agree.

11.4     Governing Law

         11.4.1 All disputes between the parties arising out of or in any way relating to this Agreement or any other disputes between the parties in any way connected with the subject matter of this Agreement shall be governed by the laws of Ireland.

         11.4.2 The Courts of Ireland shall have exclusive jurisdiction to hear all matters arising out of or in any way relating to this Agreement.

11.6     Reference to an Expert

         Any dispute or question whatsoever or howsoever arising in connection with this Agreement or any matter arising thereunder (and whether as to interpretation or otherwise) shall be referred to and settled by an expert sitting in Dublin, Ireland who shall be a qualified Patent Attorney of not less than ten years standing and experienced in the filing of patents and the licensing thereof and to be appointed by agreement between the parties or in default of agreement, by the President/Chairman for the time being of the Association of Patent Agents in Ireland and such person shall act as an expert and not as an arbitrator and his decision shall be final and binding upon the parties. In arriving at his decision, the expert shall be entitled in his absolute discretion to seek and obtain legal advice on any matter which might be referred to him in accordance with the provisions herein.


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                                   SCHEDULE I

                                   TECHNOLOGY

1.1      PATENTS

Mr. David Humble (Inventor) has filed a United States patent application covering the means of using the internet to provide an interactive link in a store between consumers and the manufacturers and retailers that market the consumers for the purpose of providing sales and marketing information and measuring the response of the consumers to the sales and marketing information. He has granted eDiets an exclusive royalty free perpetual licence to utilize the aspects of the invention and improvements under the patents, if a patent is issued, as it relates to eDiets internet marketing programme.

1.2      TRADE MARKS

United States Trade Mark Applications

Trade Mark                     :            EDIETS

Application No.                :            SN 77/771,786

Class                          :            Class 42

Goods/Services                 :            Health and Nutrition Services
                                            provided by way of a global computer
                                            network, namely, providing access to
                                            licenced dieticians, psychologists
                                            and nutritional experts for the
                                            purposes of developing and
                                            maintaining a healthy lifestyle with
                                            weekly medical news, recipes,
                                            grocery shopping, fitness tips,
                                            professional advice, interactive
                                            tools, online meetings, support
                                            boards and chats in international
                                            class 42.

Application Date               :            August 9th, 1999.

                        ********************************

Trade Mark                     :            EDIETS.COM

Application No.                :            SN 75/771,784

Class                          :            Class 42

Goods/Services                 :            Health and Nutrition Services
                                            provided by way of a global computer
                                            network, namely,


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                                            providing access to licenced
                                            dieticians, psychologists and
                                            nutritional experts for the purposes
                                            of developing and maintaining a
                                            healthy lifestyle with weekly
                                            medical news, recipes, grocery
                                            shopping, fitness tips, professional
                                            advice, interactive tools, online
                                            meetings, support boards and chats
                                            in international class 42.

Application Date             :              August 9th 1999.

                        *********************************

Community Trade Mark Application

Trade Mark                   :              EDIETS

Application No.              :              1499037

Class                        :              Class 42

Goods/Services               :              Customized diet and nutrition
                                            programmes developed based on
                                            individual user profiles.

Application Date             :              February 9th 2000

Priority                     :              Claiming priority from US
                                            Application No. 75/771,786 filed on
                                            August 9th, 1999.

1.3      COPYRIGHT

Software

eDiets has developed interactive proprietary software and systems. eDiets interactive personalized diet programmes are based on proprietary software developed by eDiets.

eDiets.com Web Site

The main eDiets.com Web Site is comprised of proprietary software for the delivery of personalized diet content for consumers. Specific areas of functionality include personal profile questionnaire and results, member registration, myEdiets personalized diet site, support groups, meal plans, shopping lists, and personal guidance.

Content management tools

Various content management tools are used to create and manage the eDiets News newsletters, community support groups, online polls, meeting schedules, banners, and exercise programme.


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Billing system

The billing system is a proprietary software application to process the credit card transactions for our membership base. Multiple installment payment plans are supported.

Ad tracking and performance measurement system

Software exists to track and measure the performance of advertising from multiple online sources. The system calculates real-time click-thru and sales results for each individual online marketing programme.

Customer Account Maintenance System

A proprietary web-based application is used by customer service representatives maintain all aspects of the eDiets.com customer database.

Sales Reporting

An extensive web-based sales reporting system is used to monitor the membership sales and other critical business metrics in real-time.


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

IN WITNESS whereof the parties hereto have executed this Agreement the day and year first herein written

SIGNED for and on behalf of
eDiet British Virgin Islands Inc.:

IN the presence of:






SIGNED for and on behalf of
eDiets Europe Limited:

IN the presence of:

IN WITNESS whereof the parties hereto have executed this Agreement the day and year first herein written




SIGNED for and on behalf of

eDiets British Virgin Islands Inc.:

/s/

IN the presence of:

/s/



SIGNED for and on behalf of

eDiets Europe Limited:

/s/

IN the presence of:

/s/



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